IRONBRIDGE FUNDS, INC.

INTERIM INVESTMENT ADVISORY AGREEMENT

    THIS INTERIM INVESTMENT ADVISORY AGREEMENT  (this “Agreement”) is entered into as of the 24th day of June, 2017, between IronBridge Funds, Inc., a Maryland corporation (the “Corporation”), and RMB Capital Management, LLC, a Delaware limited liability company (“RMB”).

W I T N E S S E T H

WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Act”). The Corporation is authorized to create separate series, each with its own separate investment portfolio  (each, a “Fund” and collectively, the “Funds”), and the beneficial interest in each such series will be represented by a separate series of shares (the “Shares”).

WHEREAS, RMB is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), engaged in the business of rendering investment advisory services.

WHEREAS, in managing the Corporation’s assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of RMB’s services and its assistance in performing certain managerial functions. RMB desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

WHEREAS, this Agreement has been approved by an in-person vote of the Board of Directors of the Funds (the “Board”), including a majority of the directors who are not interested persons of the Funds.

WHEREAS, the Board, including a majority of the directors who are not interested persons of the Funds, has determined that the scope and quality of services to be provided by RMB to the Funds under this Agreement will be at least equivalent to the scope and quality of services provided under the previous Investment Advisory Agreement, dated as of July 23, 2010, (the “Previous Agreement”) entered into by the Funds with IronBridge Capital Management L.P. (the “Predecessor Adviser”).

WHEREAS, the Predecessor Adviser has notified the Board of its intention to cease business as of June 23, 2017, and the Board has agreed to terminate the Previous Agreement as of June 23, 2017.

NOW THEREFORE, the parties mutually agree as follows:

1. Appointment. The Corporation hereby appoints RMB as investment adviser for each of the Funds of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and RMB, by execution of each such Exhibit, accepts the appointments.  For the avoidance of doubt, all references in this Agreement to the “Fund” or the “Funds” shall be limited to Funds of the Corporation as to which RMB is appointed and has accepted such appointment, as aforesaid. Subject to the supervision and oversight of the Board of Directors (the “Board”) of the Corporation, RMB shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Corporation’s current registration statement on Form N-1A (“Registration Statement”) and any additional compliance policies and procedures that the Board reasonably adopts and provides to RMB (the “Policies and Procedures”), for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable  restrictions of the Corporation’s Articles of Incorporation (“Articles”) and Bylaws (“Bylaws”) (collectively, the Articles and Bylaws are hereinafter referred to as the “Organizational Documents”) as may from time to time be in force, effective  upon written or electronic notice from the Corporation to RMB. Subject to the requirements of the Act, RMB is hereby authorized to delegate its duties hereunder, at RMB’s own expense, to a subadviser, which is an investment adviser registered under the Advisers Act, pursuant to a written agreement under which the subadviser shall furnish the services specified therein to RMB. RMB will continue to have responsibility for all investment advisory services furnished pursuant to any agreement with a subadviser.

2. Certain Expenses. In addition to the expenses which RMB may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, RMB shall incur and pay the actual out-of- pocket costs of any special meeting of the Board or shareholders to the extent convened as a result of a change of control of RMB or otherwise convened for the primary benefit of RMB.

3. Investment Advisory Functions. In its capacity as investment adviser, RMB shall have the following responsibilities:

(a) To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

(b) To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Board and appropriate officers of the Corporation informed as to the condition of the investments of the Funds, the investment recommendations of RMB, and the principal investment considerations which have given rise to those recommendations; and

(c) To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of RMB are not to be deemed exclusive and RMB and its affiliates shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent RMB from performing its duties and obligations under this Agreement.

4.	Obligations of RMB.

(a) With respect to all matters relating to its performance under this Agreement, RMB and its partners, officers and employees will act in accordance in all material respects with applicable law and, with the Corporation’s Organizational Documents and regulatory filings, including its Registration Statement, as amended, and compliance Policies and Procedures adopted pursuant to Rule 38a-1 under the Act and  the Corporation’s other Policies and Procedures, all effective upon written or electronic notice from the Corporation to RMB, and to the extent required under applicable law in connection with RMB’s provision of services under this Agreement.

(b) RMB agrees to cooperate with periodic reviews (at reasonable times, upon reasonable prior written notice and in reasonable number) of RMB’s compliance program by the Corporation’s compliance personnel in performance of the Corporation’s responsibilities under Rule 38a-1 of the Act. RMB agrees to provide to the Corporation with copies of its compliance program and such additional information and certifications as may reasonably be requested by the Corporation’s compliance personnel. Upon becoming aware thereof, RMB agrees to promptly notify the Board of any material compliance violations which affect the Corporation.

(c) RMB has adopted a Code of Ethics complying with Rule 204A-1  of the Advisers Act.

(d) To the extent prohibited by Regulation S-P, RMB and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation regarding any shareholder; provided, however, that RMB and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to RMB and its affiliates, or as may be permitted by law. RMB agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

(e) RMB agrees to use reasonable efforts, upon reasonable prior written or electronic notice from the Corporation from time to time, to assist the Corporation in complying with the Sarbanes-Oxley Act and implementing the Corporation’s disclosure controls and procedures, to the extent such assistance in regard to compliance, controls and procedures is customarily provided by investment advisers to registered investment companies such as the Corporation. RMB agrees to inform the Corporation of any material development related to RMB that RMB reasonably believes is relevant to the Corporation’s certification obligations under the Sarbanes-Oxley Act.

(f) RMB shall provide such information as may reasonably be requested by the Board under Section 15(c) of the Act in connection with its annual consideration of this Agreement.

5. Obligations   of the Corporation.The   Corporation   shall have the following obligations under this Agreement:

(a) To keep RMB continuously and fully informed as to the composition of the Funds’ investments and the nature of all of its assets and liabilities, and such other information as may be required in connection with the performance by RMB of its services and duties under this Agreement;

(b) To promptly furnish RMB with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies  of any financial statements or reports made to the Funds’ shareholders or to any governmental body or securities exchange;

(c) To furnish RMB with copies of the Registration Statement and Organizational Documents, each as currently in effect and including all amendments and restatements thereto, if such Organizational Documents have not yet been delivered by the Corporation to RMB. The Corporation will promptly provide RMB with any Policies and Procedures applicable to RMB adopted from time to time by the Board and agrees to promptly provide RMB with copies of all amendments thereto.

(d) To furnish RMB with any further materials or information which RMB may reasonably request to enable it to perform its functions under this Agreement;

(e) To compensate RMB for its services on a timely basis in accordance with the provisions of paragraph 6 hereof; and

(f) To keep confidential, and to cause the Corporation to keep confidential, and to not use for any purpose other than the conduct, during the Term, of the business of the Fund, all materials and information regarding RMB, its affiliates, and their respective businesses, products, services, strategies and plans which is non-public, highly confidential and of a sensitive nature, including, without limitation, information concerning RMB’s investment methodologies and other intellectual property. Such confidentiality obligation shall be inapplicable to any information that (i) prior to the Corporation’s or the Fund’s receipt thereof was in its possession from a source other than RMB, (ii) is or becomes publicly available other than as a consequence of a breach of the Corporation’s obligations hereunder, (iii) is rightfully acquired by the Corporation from a third party who is under no obligation to RMB to maintain the confidentiality of the information, or (iv) is required to be disclosed pursuant to applicable law or regulation, or pursuant to a subpoena or similar order from a court, agency or other similar authority, provided that the Corporation gives to RMB as much notice as is reasonably practicable and allows it as much opportunity as is reasonably practicable to defend against such subpoena or order and/or seek appropriate relief such as a protective order.

6. Compensation. Subject to the provisions of Section 7 of this Agreement, each Fund shall pay to RMB for its services a monthly fee, as set forth on the Exhibits hereto, payable on the last day of each month during which or during part of which this Agreement is in effect. For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective. RMB may from time to time and for such periods as it deems appropriate reduce its compensation (and/or assume expenses) for  one  or  more  of  the  Funds.    It  being  expressly  agreed  by  the  parties  that   the compensation paid to RMB pursuant to this Section 6 shall be no greater than the compensation that RMB would have received under the Previous Agreement.

7. Compensation Held in Escrow. RMB acknowledges and agrees that the compensation to be paid to RMB pursuant to Section 6 of this Agreement will be held in an interest-bearing escrow account with the Fund’s custodian or a bank and will be paid  to RMB out of the escrow account in accordance with the following clauses: (a) if a majority of the Fund’s outstanding voting securities approve a contract with RMB by the end of the 150-day period (as provided in Section 12 of this Agreement), the amount in the escrow account (including interest earned) will be paid to RMB; or (b) if a majority of the fund's outstanding voting securities do not approve a contract with RMB by the end  of the 150-day period (as provided in Section 12 of this Agreement), RMB will be paid, out of the escrow account, the lesser of: (x) any costs incurred in performing under this Agreement (plus interest earned on that amount while in escrow); or (y) the total amount in the escrow account (plus interest earned).

8. Expenses Paid by Corporation. Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon RMB the obligation to  incur, pay, or reimburse the Corporation for any expenses not specifically assumed by RMB under paragraph 2 above. Each Fund shall pay or cause to be paid all of its expenses and the Fund’s allocable share of the Corporation’s expenses, including, but not limited to, investment advisory fees; any compensation, fees, or reimbursements which the Corporation pays to its directors who are not “interested persons” (as that term is defined in the Act) of the Corporation; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; all expenses of bond and insurance coverage which inure to the Corporation’s benefit, including liability and fidelity bond coverage; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; the maintenance of its compliance program; the maintenance of the Registration Statement under the applicable federal and state securities laws; all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds; all expenses incurred in connection with litigation,  proceedings and claims and the legal obligations of the Corporation to indemnify its directors, employees, shareholders and agents with respect thereto; all expenses of meetings of the Board and shareholders except for such costs described in Section 2; and such compensation payable to its compliance officer(s) as may be approved by the Board from time to time.

9. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund. RMB is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates, provided, however, that RMB may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if RMB determines in good faith that such amount of commission was reasonable  in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of RMB. In placing Fund business with such broker or dealers, RMB shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934 and other applicable state and federal laws. Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by RMB in placing Fund transactions for the Funds pursuant to the foregoing provisions.

10. Termination. The Board, or a majority of the outstanding voting  securities (as that phrase is defined in the Act) of each Fund, may terminate this Agreement at any time, without the payment of any penalty, on not more than  10 calendar days’ written notice to RMB. This Agreement may be terminated by RMB at  any time by giving 60 days’ written notice of termination to the Corporation, addressed to its principal place of business.

11. Assignment. This Agreement shall terminate automatically in the event  of any “assignment” (as that term is defined in the Act) of this Agreement.

12. Term. This Agreement shall be executed and become effective as of the date first written above, and unless otherwise terminated, shall remain in effect for a period of no greater than 150 days following the date hereof. This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect pursuant to this Section 12.

13. Liability. Neither RMB nor any of its officers, partners, agents or employees shall be liable or responsible to the Corporation or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by RMB of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on RMB’s part or from reckless disregard by RMB of its obligations and duties under this Agreement. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Corporation or any shareholder of the Corporation may have under any federal securities or state law.

14. Amendments. This Agreement may be amended by the mutual consent  of the parties, provided that the terms of each such amendment shall be approved by a majority of those directors who are not interested persons of the Corporation or RMB, voting in person at a meeting called for the purpose of voting on such approval, or if required by the Act, by the affirmative vote of a majority of the outstanding voting securities of each Fund.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement  on the day and  year first written  above.

RMB CAPITAL MANAGEMENT, LLC

By:	/s/Walter H. Clark
Name:	Walter H. Clark
Title:	COO

IRONBRIDGE FUNDS, INC.

By:	/s/John G. Davis
John G. Davis, President

Signature Page - Investment Advisory Agreement

EXHIBIT A

to the
INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE SMALL CAP FUND

For all services rendered by RMB Capital Management, LLC (the "Adviser") hereunder, the above-named Fund, a series of lronBridge Funds, lnc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the 24th day of June, 2017

IRONBRIDGE FUNDS, INC.

By:	/s/John G. Davis
Name:	John G. Davis
Title:	President

RMB CAPITAL MANAGEMENT, LLC

By:	/s/Walter H. Clark
Name:	Walter H. Clark
Title:	COO

Exhibit A to Investment Advisory Agreement

EXHIBIT B

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE SMID CAP FUND

For all services rendered by RMB Capital Management, LLC (the "Adviser") hereunder, the above-named Fund, a series of Iron Bridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85% of the average daily net assets of the Fund.

The  portion  of  the fee  based  upon  the average daily  net assets of the  Fund shall     be

accrued daily at the rate of 1/365th of 0.85% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the 24th day of June, 2017

IRONBRIDGE FUNDS, INC.

By:	/s/John G. Davis
Name:	John G. Davis
Title:	President

RMB CAPITAL MANAGEMENT, LLC

By:	/s/Walter H. Clark
Name:	Walter H. Clark
Title:	COO

Exhibit B to Investment Advisory Agreement

EXHIBIT C

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE LARGE CAP FUND

For all services rendered by RMB Capital Management, LLC (the "Adviser") hereunder, the above-named Fund, a series of lronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.65% of the average daily net assets of the Fund.

The portion  of  the  fee  based  upon  the average  daily net assets of the  Fund  shall  be accrued daily at the rate of 1/365th of 0.65% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the 24th day of June, 2017

IRONBRIDGE FUNDS, INC.

By:	/s/John G. Davis
Name:	John G. Davis
Title:	President

RMB CAPITAL MANAGEMENT, LLC

By:	/s/Walter H. Clark
Name:	Walter H. Clark
Title:	COO

Exhibit C to Investment Advisory Agreement